Exhibit 1.1

Execution Version

Zimmer Biomet Holdings, Inc.

€700,000,000 3.518% Notes due 2032

Underwriting Agreement

New York, New York

November 13, 2024

Barclays Bank PLC

Goldman Sachs & Co. LLC

HSBC Bank plc

RBC Europe Limited

As representatives of the several

underwriters named in Schedule I hereto

c/o	Barclays Bank PLC

1 Churchill Place

London, E14 5HP

United Kingdom

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

HSBC Bank plc

8 Canada Square

London, E14 5HQ

United Kingdom

RBC Europe Limited

100 Bishopsgate

London, EC2N 4AA

United Kingdom

Ladies and Gentlemen:

Zimmer Biomet Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, €700,000,000 aggregate principal amount of its 3.518% Notes due 2032 (the “Securities”), to be issued under an indenture (as supplemented prior to the date hereof, the “Base Indenture”) dated as of November 17, 2009, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by an eleventh supplemental indenture to be dated as of November 20, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee. In connection with the issuance and sale of the Securities, the Company will enter into an Agency Agreement to be dated as of November 20, 2024 (the “Agency Agreement”) between the Company and U.S. Bank Europe DAC, UK Branch, as paying agent (the “Paying Agent”), U.S. Bank Trust Company, National Association, as transfer agent and registrar, and the Trustee.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (Registration No. 333-263051), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Indenture complies in all material respects with the applicable requirements of the Trust Indenture Act and the rules promulgated thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(a) hereof.

(c) As of the Applicable Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(a) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(a) hereof.

(g) The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they become effective or when they were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder then in effect and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, there has not been (i) any material change in the capital stock (other than changes pursuant to open market or accelerated repurchase plans, dividend reinvestment or director or employee stock purchase or benefit plans) or long-term debt of the Company and its subsidiaries considered as a whole or (ii) any material adverse change, or any development known to the Company involving a prospective material adverse change, in or affecting the business, business prospects, financial condition or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; the Company is duly qualified as a foreign corporation to transact business and, to the extent such concept is applicable, is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”).

(j) Each of the Company’s subsidiaries that qualifies as a “significant subsidiary” under Section 1-02(w) of Regulation S-X (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”), has been duly organized and is validly existing and, to the extent such concept is applicable, is in good standing under the laws of the jurisdiction of its organization, with power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; each Significant Subsidiary is duly qualified to transact business and, to the extent such concept is applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(k) The Company has an outstanding capital stock as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances pursuant to dividend reinvestment or director or employee stock purchase or benefit plans or pursuant to the exercise of options and except for repurchases in connection with open market or accelerated repurchase plans), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(l) This underwriting agreement (this “Agreement”) has been duly authorized, executed and delivered by the Company.

(m) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, the Securities will have been duly executed, issued and delivered and (assuming the due authentication thereof by the Trustee) will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the Indenture and will be enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

(n) The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; the Supplemental Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; the Base Indenture has been duly qualified under the Trust Indenture Act; and the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(o) The Indenture and the Securities will conform, in all material respects, to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(p) The statements in each of the Disclosure Package and the Final Prospectus under the captions “Description of the Notes” and “Description of Debt Securities We May Offer,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(q) The issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities or the legal authority of the Company to comply with the Securities, the Indenture or this Agreement; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the Restated Bylaws of the Company; nor will such action result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties.

(r) No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body in the United States having jurisdiction over the Company is required for the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the listing rules of the New York Stock

Exchange, the securities or blue sky laws of the various states, the Act, the Trust Indenture Act and the securities laws of any jurisdiction outside the United States in which the Securities are offered.

(s) Except as set forth in the Disclosure Package and the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(t) The accountants who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus were independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, at the time of the applicable audit.

(u) Except as set forth in the Disclosure Package and the Final Prospectus, the consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(v) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(w) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(x) No labor problem or dispute with the employees of the Company or any of its subsidiaries that could have a Material Adverse Effect exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the Company and each of its subsidiaries are insured by responsible and reputable insurers against such losses and risks and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as are prudent and customary in the case of entities of established reputations engaged in the same or similar businesses in which they are engaged and similarly situated; provided that such insurance is available in the relevant market; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(z) The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(aa) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(bb) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(cc) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus, none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(dd) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Prospectus to be conducted. Except as set forth in the Disclosure Package and the Final Prospectus, to the knowledge of the Company, (a) there are no material rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened material action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such material claim; (d) there is no pending or threatened material action, suit, proceeding or claim by third parties challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such material claim; (e) there is no pending or threatened material action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would constitute a reasonable basis for any such material claim; (f) there is no U.S. patent or published U.S. patent application which contains claims which may have a Material Adverse Effect and that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Final Prospectus as being owned by or licensed to the Company or that materially interferes with any issued or pending claims of any such Intellectual Property of the Company and (g) there is no material prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(ee) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ff) The Company maintains a system of internal accounting control over financial reporting with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective as of September 30, 2024, and the Company is not aware of any material weakness in its internal control over financial reporting.

(gg) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective. The Company has carried out and will continue to carry out evaluations, under the supervision and with the participation of the management of the Company, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15(b) of the Exchange Act.

(hh) Except for the circumstances described in the Disclosure Package and the Final Prospectus and the consequences thereof, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company’s executive officers, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or (ii) taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (the “UKBA”), or similar law of any other relevant jurisdiction, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with the FCPA and the UKBA.

(ii) The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Targeted Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of an embargo by the foregoing authorities (an “Embargo”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Targeted Sanctions or is located, organized or resident in a country or territory that is the subject of an Embargo, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Targeted Sanctions or an Embargo. For the past ten years, other than as disclosed in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Targeted Sanctions or was located, organized or resident in any country or territory that is the subject of an Embargo, except (1) pursuant to general or specific licenses issued by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce, the Netherlands Customs Central Import and Export Office (CDIU), the Swiss State Secretariat for Economic Affairs, the UK Office of Financial Sanctions Implementation, or relevant Sanctions Committees of the UN Securities Counsel or (2) in countries or territories that are the subject of Targeted Sanctions where such dealings or transactions are not subject to license requirements, in each case not in violation of Targeted Sanctions or an Embargo. It is acknowledged and agreed that the representations and undertakings set forth in this Section 1(jj) will not apply to any party to this Agreement if and to the extent that such representation or undertaking would result in a breach or violation of, or conflict with, (i) any provision of the Council Regulation (EC) No 2271/1996, as amended (the “Blocking Regulation”) (or any law or regulation implementing such Blocking Regulation in any member state of the European Union) or (ii) the Blocking Regulation as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended.

(kk) With respect to the stock options (the “Stock Options”) granted pursuant to the equity-based compensation plans of the Company and its subsidiaries (together with any employee stock purchase plan, the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by the Company to the grant recipients, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of common stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(ll) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not currently intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(mm) The Company has not taken, (i) directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) to the extent informed by the Underwriters in writing, any action or omitted to take any action that may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided under the UK Financial Services and Markets Act 2000, as amended (the “FSMA”).

(nn) The Company has not distributed nor, prior to the later to occur of (i) the Applicable Time and (ii) the completion of the distribution of the Securities, will distribute any material in connection with the offering and sale of the Securities other than the Disclosure Package or the Final Prospectus or other materials, if any, that are not prohibited by the FSMA, and regulations promulgated pursuant to the FSMA, and that are not prohibited by this Agreement.

(oo) Except as set forth in the Disclosure Package and the Final Prospectus, no “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) has indicated to the Company that it is considering any of the actions described in Section 6(h) hereof.

(pp) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and the Company is not aware of any breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied either (i) without material cost or liability or (ii) without the duty to notify any other person, nor are any incidents under internal review or investigations relating to the same. To the Company’s knowledge, the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and

Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(qq) The Agency Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Paying Agent and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at 99.596% of the principal amount thereof, the respective principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., London time, on November 20, 2024, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase prices thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities purchased by the Underwriters shall be made through the facilities of Euroclear Bank, SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, SA (“Clearstream”) unless the Representatives shall otherwise instruct. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two Business Days in advance of the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus. In particular, each Underwriter agrees that it has complied and will comply with the marketing and selling restrictions described under the caption “Selling Restrictions” in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) It will prepare a final term sheet in the form approved by you and attached as Schedule III hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus, to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or otherwise effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Securities.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing

Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day following the Closing Date.

(j) (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or any of its subsidiaries whether to facilitate the sale or resale of the Securities or otherwise; and (ii) the Company agrees, to the extent informed by the Underwriters in writing, not to take any action or omit to take any action, and to cause its subsidiaries not to take any action or omit to take any action, that may result in the loss by the Underwriters of the ability to rely on the stabilization safe harbor provided under the FSMA.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings);

(viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of the Trustee and the Paying Agent, including the reasonable fees and disbursements of counsel for such parties in connection with the Indenture, the Securities and the Agency Agreement; (xi) any fees payable in connection with the rating of the Securities with the ratings agencies; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l) The Company shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus.

(m) The Company will cooperate with the Underwriters and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

(n) The Company will use its reasonable efforts to effect the admission, listing and trading of the Securities on the New York Stock Exchange within 30 calendar days of the date hereof.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Faegre Drinker Biddle & Reath LLP, counsel for the Company, to have furnished to the Representatives their opinion and 10b-5 statement, dated the Closing Date and addressed to the Representatives, in substantially the forms agreed to prior to the date hereof.

(c) The Company shall have requested and caused its General Counsel, Chad F. Phipps, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in substantially the form agreed to prior to the date hereof.

(d) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer and the General Counsel of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent consolidated financial statements of the Company included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, business prospects, financial condition or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof).

(f) At the date hereof and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives of the type described in PCAOB Statement on Auditing Standards AS 6101.

(g) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(f) hereof or (ii) any change, or any development involving a prospective change, in or affecting the business, business prospects, financial condition or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Except as set forth in the Disclosure Package, subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(j) As of the Closing Date, the Company shall have submitted an application for the admission, listing and trading of the Securities on the New York Stock Exchange.

(k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at 375 Ninth Avenue, New York, New York 10001, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by each of them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and any affiliate through which it may be acting, the directors, officers, employees and agents of each Underwriter and any such affiliate and each person who “controls” any Underwriter and any such affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters Information (as defined below). Each of the Underwriters and the Company agree that “Underwriters Information” consists solely of the written information furnished by the Representatives on behalf of the Underwriters to the Company in connection with the offering of the Securities, which consists of the following in any Preliminary Prospectus and the Final Prospectus: (i) the last paragraph of the cover page regarding delivery of the Securities, (ii) the name of each Underwriter and its participation in the sale of the Securities, (iii) the sentences in the fourth paragraph under the caption “Underwriting (Conflicts of Interest)” related to concessions and reallowances and (iv) the information under the caption “Notices to Prospective Investors–Stabilization” and in the eighth, ninth and tenth paragraphs under the caption “Underwriting (Conflicts of Interest)” related to stabilization, syndicate covering transactions and penalty bids. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who “controls” the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the Underwriters Information relating to such Underwriter. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge and access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this paragraph (d), each Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who “controls” an indemnified party within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such indemnified party (and any affiliate through which any Underwriter may be acting) shall have the same rights to contribution as the indemnified party, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common stock or debt securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State, European Union or British authorities, (iii) there shall have occurred a material disruption in securities settlement, payment or clearance services in the United States, European Union or United Kingdom or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, any member state of the European Union or United Kingdom of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the affiliates, officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom, Attn: Debt Syndicate, Email: LeadManagedBondNotices@barclayscorp.com; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom Attention: Head of DCM Legal, Email: transaction.management@hsbcib.com; and RBC Europe Limited, 100 Bishopsgate, London EC2N 4AA, United Kingdom, Attention: New Issues Syndicate Desk, Email: TMGUK@rbccm.com, or, if sent to the Company, will be mailed, delivered or telefaxed to Zimmer Biomet Holdings, Inc., Chad F. Phipps, Senior Vice President, General Counsel and Secretary, Fax: (574) 372-4302 and confirmed to it at 345 East Main Street, Warsaw, Indiana 46580, attention of the Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Underwriter and any affiliate through which it may be acting, on the other, (b) each Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the engagement of each Underwriter by the Company in connection with the offering of the Securities and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 3:00 p.m. (London time) on the date of this Agreement.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean any day, other than (1) a Saturday, (2) a Sunday, (3) a day on which banking institutions in New York City or London are authorized or required by law or executive order to close or (4) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, does not operate.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereof, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, “Rule 457” and “Rule 462” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 21:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(1)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (x) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Market Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”), subject to any amendment notified to the Underwriters in writing prior to the execution of this Agreement, and further agree that, for purposes of the Agreement Among Managers, (a) “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Barclays Bank PLC, “Stabilising Manager” means Barclays Bank PLC and “Subscription Agreement” means this Agreement, (b) Clause 3 of the Agreement

Among Managers shall be deleted in its entirety and replaced with Section 9 of this Agreement and (c) each Underwriter’s “Commitment” means the amount set forth opposite such Underwriter’s name in Schedule I hereto. Where there is any inconsistency between this Agreement and the Agreement Among Managers, the terms of this Agreement shall prevail.

23. Stabilization. In connection with the offering of the Securities, Barclays Bank PLC, in its role as stabilizing manager (the “Stabilizing Manager”), for its own account may, to the extent permitted by applicable laws and directives, over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issuance of the Securities and 60 days after the date of the allotment of the Securities. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of such over-allotment or stabilization shall be for the account of the Stabilizing Manager.

24. Contractual Recognition of EU Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Underwriters and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

(c) For the purpose of this Section 24:

(i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii) “Bail-in Powers” means any Write Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii) “BRRD” means Directive 2014/59/EU, as amended, establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(v) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(vi) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any Underwriter and its obligations under this Agreement.

25. Contractual Recognition of UK Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Company and the Underwriters, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of the UK Bail-in Powers by the relevant UK resolution authority.

(c) For the purpose of this Section 25:

(i) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(iii) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

26. MiFID Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) Barclays Bank PLC (the “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any such amendment or supplement, in connection with the Securities; and

(b) the Company and each Underwriter other than the EU Manufacturer note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any such amendment or supplement, in connection with the Securities.

27. UK MiFIR Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a) each of HSBC Bank plc, Goldman Sachs & Co. LLC and RBC Europe Limited (each, a “UK Manufacturer” and, together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any such amendment or supplement, in connection with the Securities; and

(b) the Company and each Underwriter other than the UK Manufacturers note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any such amendment or supplement, in connection with the Securities.

28. Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.

Very truly yours,

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Pradipto Bagchi
Name: Pradipto Bagchi
Title: Vice President and Treasurer

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first set forth above.

BARCLAYS BANK PLC

By:	/s/ Mirrette Grant
Name: Mirrette Grant
Title: Authorised Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first set forth above.

GOLDMAN SACHS & CO. LLC

By:	/s/ Karim Saleh
Name: Karim Saleh
Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first set forth above.

HSBC BANK PLC

By:	/s/ Elizabeth Newton
Name: Elizabeth Newton
Title: Senior Legal Counsel

The foregoing Agreement is hereby confirmed and accepted as of the date first set forth above.

RBC EUROPE LIMITED

By:	/s/ Elaine S. Murray
Name: Elaine S. Murray
Title: Duly Authorised Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first set forth above.

BNP PARIBAS

By:	/s/ Vikas Katyal
Name: Vikas Katyal
Title: Authorised Signatory

By:	/s/ Luke Thorne
Name: Luke Thorne
Title: Authorised Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first set forth above.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Will Robertson
Name: Will Robertson
Title: Delegated Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first set forth above.

DNB BANK ASA

By:	/s/ Kajsa Sundklev
Name: Kajsa Sundklev
Title: Legal Counsel

The foregoing Agreement is hereby confirmed and accepted as of the date first set forth above.

J.P. MORGAN SECURITIES PLC

By:	/s/ Francesca Schmidt-Fischer
Name: Francesca Schmidt-Fischer
Title: Vice President

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
	Name:	Angus Reynolds
	Title:	Managing Director

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

MIZUHO INTERNATIONAL PLC

By:	/s/ Manabu Shibuya
	Name:	Manabu Shibuya
	Title:	Authorised Signatory

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
	Name:	Kathryn McArdle
	Title:	Executive Director

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

SMBC BANK INTERNATIONAL PLC

By:	/s/ Marko Milos
	Name:	Marko Milos
	Title:	Authorised Signatory

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

UBS AG LONDON BRANCH

By:	/s/ Sienna Haskell
	Name:	Sienna Haskell
	Title:	Director

By:	/s/ Paul Mahony
	Name:	Paul Mahony
	Title:	Managing Director

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

UNICREDIT BANK GMBH

By:	/s/ David Quiles
	Name:	David Quiles
	Title:	DCM Origination

By:	/s/ Maximillian Hagendorff
	Name:	Maximillian Hagendorff
	Title:	Director, DCM Origination

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ William J. Carney
	Name:	William J. Carney
	Title:	Managing Director

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
	Name:	Michael Boyd
	Title:	Chief Compliance Officer

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

LOOP CAPITAL MARKETS LLC

By:	/s/ Omar F. Zaman
	Name:	Omar F. Zaman
	Title:	Managing Director & Head of Debt Capital Markets

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

R. SEELAUS & CO., LLC

By:	/s/ James Brucia
	Name:	James Brucia
	Title:	Managing Director

The foregoing Agreement is

hereby confirmed and accepted

as of the date first set forth above.

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Lawrence F. Goldman
	Name:	Lawrence F. Goldman
	Title:	Managing Director

SCHEDULE I

Underwriters	Principal Amount of the Securities to be Purchased
Barclays Bank PLC	€105,000,000
Goldman Sachs & Co. LLC	105,000,000
HSBC Bank plc	105,000,000
RBC Europe Limited	105,000,000
BNP PARIBAS	27,125,000
Citigroup Global Markets Limited	27,125,000
DNB Bank ASA	27,125,000
J.P. Morgan Securities plc	27,125,000
Merrill Lynch International	27,125,000
Mizuho International plc	27,125,000
Morgan Stanley & Co. International plc	27,125,000
SMBC Bank International plc	27,125,000
UBS AG London Branch	14,000,000
UniCredit Bank GmbH	14,000,000
U.S. Bancorp Investments, Inc.	14,000,000
Academy Securities, Inc.	5,250,000
Loop Capital Markets LLC	5,250,000
R. Seelaus & Co., LLC	5,250,000
Samuel A. Ramirez & Company, Inc.	5,250,000

Total	€700,000,000

SCHEDULE II

1.	Issuer Free Writing Prospectus, dated November 13, 2024, relating to the Securities, substantially in the form of Schedule III hereto.

SCHEDULE III

See attached.

Zimmer Biomet Holdings, Inc.

Pricing Term Sheet

€700,000,000 3.518% Notes due 2032

November 13, 2024

The information in this pricing term sheet (the “Pricing Term Sheet”) supplements the information in Zimmer Biomet Holdings, Inc.’s preliminary prospectus supplement, dated November 13, 2024, relating to the Notes (as defined below) (the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Otherwise, this Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Preliminary Prospectus.

Issuer:	Zimmer Biomet Holdings, Inc. (the “Company”)

Issuer Legal Entity Identifier:	2P2YLDVPES3BXQ1FRB91

Offering Format:	SEC Registered

Title of Securities:	€700,000,000 3.518% Notes due 2032 (the “Notes”)

Principal Amount:	€700,000,000

Price to Public:	99.996%

Gross Proceeds:	€699,972,000

Underwriting Discount:	0.400%

Net Proceeds (before expenses):	€697,172,000

Maturity Date:	December 15, 2032

Coupon:	3.518%

Yield to Maturity:	3.518%

Benchmark Bund:	DBR 1.700% due August 15, 2032

Benchmark Bund Price; Yield:	96.026 / 2.264%

Spread to Benchmark Bund:	+125.4 basis points

Mid-Swap:	8-year Mid-Swap

Mid-Swap Yield:	2.318%

Spread to Mid-Swap Yield:	+120 basis points

Interest Payment Date:	Annually in arrears on December 15 of each year, commencing on December 15, 2025

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Stabilization:	Stabilization/FCA

Redemption Provisions:

Prior to September 15, 2032 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate, plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

In the event that certain developments affecting United States taxation would cause the Company to pay additional amounts with respect to the Notes as described under the caption “Description of the Notes–Redemption for Tax Reasons” in the Preliminary Prospectus, the Company may, at any time at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Repurchase at the Option of Holders upon a Change of Control Repurchase Event:	If a Change of Control Repurchase Event occurs with respect to the Notes, the Company will be required to offer to repurchase the Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest on the Notes to be repurchased to the date of repurchase, unless the Notes have been previously redeemed or called for redemption.

CUSIP:	98956P AY8

ISIN:	XS2875106168

Common Code:	287510616

Expected Ratings*:	Intentionally Omitted

Trade Date:	November 13, 2024

Settlement Date**:	November 20, 2024 (T+5)

Joint Book-Running Managers:

Barclays Bank PLC

Goldman Sachs & Co. LLC

HSBC Bank plc

RBC Europe Limited

BNP PARIBAS

Citigroup Global Markets Limited

DNB Bank ASA

J.P. Morgan Securities plc

Merrill Lynch International

Mizuho International plc

Morgan Stanley & Co. International plc

SMBC Bank International plc

Senior Co-Managers:	UBS AG London Branch UniCredit Bank GmbH U.S. Bancorp Investments, Inc.

Co-Managers:	Academy Securities, Inc. Loop Capital Markets LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc.

Form of Notes:	Global notes deposited with, or on behalf of, U.S. Bank Europe DAC, or a nominee thereof, as common depositary for Clearstream and Euroclear.

Expected Listing:	The Company will use its reasonable efforts to list the Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If the application is approved, trading of the Notes on the New York Stock Exchange is expected to begin within 30 days of the original issue date of the Notes. If such a listing is obtained, the Company will have no obligation to maintain such listing and may delist the Notes at any time.

Governing Law:	New York.

Prohibition of Sales to EEA/UK Retail Investors:	Applicable.

Target Market (MiFID II/UK MiFIR Product Governance):	Eligible counterparties and professional clients only (all distribution channels). No EEA PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

Denominations:	Minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

*

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by the assigning rating organization at any time. Each rating should be evaluated independently of any other rating.

**

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the first business day before the delivery of the Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade Notes prior to their date of delivery hereunder should consult their own advisors.

This Pricing Term Sheet supplements the Preliminary Prospectus issued by the Company on November 13, 2024 relating to its prospectus dated February 25, 2022, Registration Statement No. 333-263051.

The Company has filed a registration statement (including a base prospectus) and the Preliminary Prospectus with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus, the accompanying base prospectus in that registration statement, this Pricing Term Sheet and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus, the final prospectus supplement (when available) and the accompanying base prospectus if you request it by calling Barclays Bank PLC at 1 (888) 603-5847, Goldman Sachs & Co. LLC at 1 (866) 471-2526, HSBC Bank plc at +44 20-7991-8888 and RBC Europe Limited at +44 20-7029-7031.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive (EU) 2014/65 (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (the “UK”) by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, this Pricing Term Sheet is only being distributed to and is only directed at those persons in the UK who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “Relevant Persons”). In the UK, any investment or investment activity to which the Preliminary Prospectus relates will be engaged in only with, the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. Any person in the UK who is not a Relevant Person should not act or rely on this Pricing Term Sheet or any of its contents.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.